John Hancock
LIFE INSURANCE

Service Office:
Life New Business
27 Drydock Ave
Boston MA 02210-2377

Application for Life Insurance
John Hancock Life Insurance Company of New York
(hereinafter referred to as The Company)

Print and use black ink. Any changes must be initialed by the Proposed Life Insured(s) and Owner.
Use the Additional Information/Special Requests section for additional space or special requests if required.

PROPOSED LIFE INSURED LIFE ONE

1. a) Name First Middle Last
b) Sex ☐ M ☐ F
c) Date of Birth Month Day Year
d) Place of Birth State Country
e) Social Security Number
f) Telephone Nos. Personal Business
g) E-mail Address
h) Driver's License No. State
i) Citizenship ☐ US ☐ Non US
Country of Citizenship
Type of US VISA
j) Primary Residence Street Address City State Zip Code
k) Total years at this address
l) Do you have a secondary residence?
☐ No ☐ Yes - provide address including **zip code and months per year at this address** in Additional Information Q 35.
m) Occupation
☐ Retired ☐ Homemaker ☐ Student ☐ Unemployed
n) Employer
o) Gross Annual Income
Earned $ Unearned $
p) Net Worth $ ☐ Personal ☐ Joint with spouse
Financial Supplement for Personal Insurance NB5125NY may be required.
q) Purpose of Insurance ☐ Estate Conservation ☐ Business Insurance - complete Business Insurance section Q 36
☐ Wealth Transfer ☐ Income Replacement ☐ Other - give details:
r) In the last 5 years, has the Proposed Life Insured or any business of which he/she is a partner/owner/executive been bankrupt, had any liens, judgements or other similar financial difficulties?
☐ No ☐ Yes - give details:

PROPOSED LIFE INSURED LIFE TWO

2. a) Name First Middle Last
b) Sex ☐ M ☐ F
c) Date of Birth Month Day Year
d) Place of Birth State Country
e) Social Security Number
f) Telephone Nos. Personal Business
g) E-mail Address
h) Driver's License No. State
i) Citizenship ☐ US ☐ Non US
Country of Citizenship
Type of US VISA
j) Primary Residence (if different from Life One) Street Address City State Zip Code
k) Total years at this address
l) Occupation
☐ Retired ☐ Homemaker ☐ Student ☐ Unemployed
m) Employer
n) Gross Annual Income
Earned $ Unearned $
o) Net Worth (if different from Life One) $ ☐ Personal ☐ Joint with spouse
p) In the last 5 years, has the Proposed Life Insured or any business of which he/she is a partner/owner/executive been bankrupt, had any liens, judgements or other similar financial difficulties?
☐ No ☐ Yes - give details:

© 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5000NY (06/2012) Page 1 VERSION (06/2012)

OWNER - List additional Owners and details in Additional Information Q 35

3. Who is the Owner? ☐ Proposed Life Insured One ☐ Proposed Life Insured Two ☐ Business Partner ☐ Trust ☐ Trust to be Established ☐ Employer ☐ Other - give relationship to Proposed Life Insured(s)

4. If the Owner is a Non US Person or a Non Resident Alien, will the IRS Form W-8BEN be submitted? ☐ Yes ☐ No

Provide details below, if other than Proposed Life Insured(s). If Trust Owner, complete the Trust Certification PS5101NY. Trust Agreement may be required.

5. a) Name | b) Date of Birth/Trust Date (Month Day Year)

c) Address (Street Address, City, State, Zip Code)

d) Social Security/Tax ID Number (if applicable) | e) E-mail Address

6. Multiple Owners - Type of Ownership ☐ Joint with right of Survivorship ☐ Tenants in common

BENEFICIARY INFORMATION - Subject to change by Owner. (List additional beneficiaries in Additional Information Q 35)

7. a) Name ☐ Primary | Relationship to Proposed Life Insured(s) | Percentage %

b) Name ☐ Primary ☐ Secondary | Relationship to Proposed Life Insured(s) | Percentage %

COVERAGE DETAILS - Refer to your illustration for riders and benefits selected

8. **PRODUCT NAME**

9. **FLEXIBLE PREMIUM PRODUCTS**

☐ **Universal Life** - If applying for Indexed UL - complete Premium Allocation Instructions **NB5176NY**

☐ **Variable Universal Life** - complete **Fund Allocation NB5136NY**

a) ☐ Single Life ☐ Survivorship

b) Base Face Amount $ Supplemental Face Amount $

☐ Level ☐ Increasing by: % for Years

☐ Customized Increasing Schedule - complete **Customized Schedule NB5064NY**

c) Death Benefit Option ☐ Option 1 (Face Amount/TFA) ☐ Option 2 (Face Amount/TFA plus Policy Value)

d) Life Insurance Qualification Test

☐ Guideline Premium - Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single Premium, or (b) the sum of the Guideline Level Premiums to such date.

☐ Cash Value Accumulation - Under this test, the Policy Value may not at any time exceed the net single premium.

e) **Riders and Benefits** - Refer to instruction page for riders and benefits available per product.

☐ Extended No Lapse Guarantee

☐ Return of Premium Rider (DB 1 only) Percentage of premiums to be returned at death (Whole numbers only. Maximum 100%) %

☐ Overloan Protection Rider

☐ Cash Value Enhancement

☐ Disability Waiver of Monthly Deductions

☐ Disability Payment of Specified Premium Monthly Specified Amount $

☐ Long-Term Care Rider (complete **NB5018NY**) Accelerated Death Benefit must also be selected and **NB3518NY** must also be completed. The Accelerated Death Benefit Disclosure must be provided to the Owner.

☐ Accelerated Death Benefit (for terminal illness)

☐ I have received the Accelerated Death Benefit Disclosure and understand that the values shown are generic and will differ from my actual coverage.

☐ Estate Preservation Rider (Four Year Term)

☐ Policy Split Option

☐ Other

10. **FIXED PREMIUM PRODUCTS**

☐ **Term 10** ☐ **Term 15** ☐ **Term 20** ☐ **Survivorship Term**

a) Face Amount $

b) Riders and Benefits (if applicable)

☐ Total Disability Waiver

☐ Accelerated Death Benefit (for terminal illness)

☐ Conversion Extension Rider (T15 & T20 only)

☐ Other

11. If an additional or optional policy is being applied for by the Owner in a separate application, state plan and face amount.

Plan Name $

© 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5000NY (06/2012) Page 2 VERSION (06/2012)

TERM CONVERSION - Complete only if applying for an increased amount or additional benefits.

12. Term Life Policy No. ______ Name of Proposed Life Insured ______

Name of Owner (if other than Proposed Life Insured) ______

This application is for ☐ An increased Amount of Insurance: a) Face Amount under the Term Life Policy $ ______

b) Increased Amount being applied for $ ______

☐ Additional Benefits (including Survivorship) that are not provided under the Term Life Policy. Complete the Coverage Details section for benefits being applied for.

PREMIUMS AND FUNDING INFORMATION

13. Frequency ☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly (Pre-Authorized Payment Plan only)
☐ Direct ☐ Pre-Authorized Payment Plan - complete Request for Pre-Authorized Payment Plan **NB5087NY**

14. a) Send Premium Notices and Correspondence to: (Select One)
☐ Owner ☐ Proposed Life Insured One ☐ Proposed Life Insured Two
☐ Other First ______ Middle ______ Last ______ Relationship to Proposed Life Insured(s) ______

Street Address ______ City ______ State ______ Zip Code ______

b) **Secondary Addressee** - You can make the designation below when you or the Life Insured become a senior citizen (age 65 or older). The Company will also mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information.
Owner - Date of Birth
month day year ______ Name ______

Street Address, City, State, Zip Code ______

15. Premium Source
☐ Earned Income ☐ Unearned Income ☐ Loan (complete question 16)
☐ Liquidating Assets - give details: ______
☐ An individual and/or entity other than the Proposed Life Insured's employer - give details: ______

☐ Settled Contracts - give details: ______
☐ Other - give details: ______

Complete question 16, if premium source is a loan.

16. a) Who is the lender? ______

b) What amount and type of collateral is required to secure the loan?
Amount $ ______ Type of Collateral ______

c) In addition to repayment of principal and interest, are there other fees, charges or other consideration to be paid?
☐ No ☐ Yes - give details: ______

17. Is there, or are you considering entering into, an understanding or agreement providing for any person or entity, other than the Owner and beneficiaries specified in this application, to have any right, title or other legal or beneficial interest in any policy issued on the life of the Proposed Life Insured(s) as a result of this application?
☐ No ☐ Yes - give details: ______

18. Have you been offered any money or other considerations by any person or entity in connection with this application?
☐ No ☐ Yes - give details: ______

EXISTING, REPLACEMENT AND PENDING INFORMATION

If more space is required attach additional page that has been signed by the Owner and Proposed Life Insured(s).

19. Is this insurance to replace, or will it cause a change in, or involve a loan under, any insurance or annuity policy on any Proposed Life Insured(s) life or in any insurance or annuity policy owned by the Owner?
☐ No ☐ Yes - complete state appropriate replacement forms.

20. Provide information for each policy in force on the Proposed Life Insured(s) with all companies, including any policy that has been sold, assigned or settled to or with a settlement or viatical company or any other person or entity.
If **'None'**, check this box. ☐

Proposed Life Insured	Company	Insurance		Issue Date	To Remain in Force?		1035 Exchange?		Settled or Sold		Face Amount Including Riders
		Personal	Business	Year	Yes	No	Yes	No	Yes	Year	
☐ One ☐ Two		☐	☐		☐	☐	☐	☐	☐		$
☐ One ☐ Two		☐	☐		☐	☐	☐	☐	☐		$
☐ One ☐ Two		☐	☐		☐	☐	☐	☐	☐		$
☐ One ☐ Two		☐	☐		☐	☐	☐	☐	☐		$

© 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5000NY (06/2012) Page 3 VERSION (06/2012)

EXISTING, REPLACEMENT AND PENDING INFORMATION continued

21. a) If you are applying for life insurance with any other company, provide the amount of all formal applications and name of the life insurance company. **Do not include informal inquiries.**

Proposed Life Insured	Company	Face Amount Including Riders	Proposed Life Insured	Company	Face Amount Including Riders
☐ One ☐ Two		$	☐ One ☐ Two		$
☐ One ☐ Two		$	☐ One ☐ Two		$

b) Total formal coverage pending (including this application) you plan to accept.

Life One $ ______ Life Two $ ______

22. If applying for single life coverage, is there any inforce and applied for coverage on your spouse?

☐ Yes - Total Coverage Amount $ ______ ☐ No ☐ No spouse

23. Have you ever had an application for life insurance declined, postponed, rated substandard or offered with a reduced face amount?

Life One ☐ No ☐ Yes - give details: ______

Life Two ☐ No ☐ Yes - give details: ______

GENERAL RISK AND LIFESTYLE QUESTIONS - Provide details in Q 32 for 'Yes' answers.

Question	Life One	Life Two
24. Do you engage in any regular exercise? (ie walking, treadmill, swimming, aerobics, strength training, cycling, yoga) If **'Yes'**, give details of type, frequency and length of time in Q 32.	☐ No ☐ Yes	☐ No ☐ Yes
25. Have you ever used tobacco or nicotine products in any form (including cigarettes, cigars, cigarillos, a pipe, chewing tobacco, nicotine patches or gum)? If **'Yes'**, give details of type of nicotine product, amount and frequency and date last used in Q 32.	☐ No ☐ Yes	☐ No ☐ Yes
26. Do you expect to travel outside of the U.S. or Canada, or change your country of residence in the next 2 years? If **'Yes'** give details of location (city/country), purpose, frequency and duration in Q 32.	☐ No ☐ Yes	☐ No ☐ Yes
27. a) Have you flown as a student pilot, licensed pilot, or crew member in any aircraft, including ultralight planes in the last 2 years? If **'Yes'**, complete **Aviation Questionnaire NB5009NY.**	☐ No ☐ Yes	☐ No ☐ Yes
b) Have you engaged in any form of motor vehicle or power boat racing, sky diving/parachuting, skin or scuba diving, hang-gliding, mountain climbing, or any other hazardous activities in the last 2 years? If **'Yes'**, complete appropriate **Avocation Questionnaire.**	☐ No ☐ Yes	☐ No ☐ Yes
28. a) Have you been cited for one or more moving violations within the last 2 years that were not resolved in your favor or that are currently pending?	☐ No ☐ Yes	☐ No ☐ Yes
b) Have you been convicted of charges currently pending for driving while intoxicated or while otherwise impaired?	☐ No ☐ Yes	☐ No ☐ Yes
29. Have you ever been convicted for any crime or felony and/or currently awaiting trial for any crime and/or felony? If **'Yes'** give details of type, date, city/state of felony and/or crime and if currently on probation or parole in Q 32.	☐ No ☐ Yes	☐ No ☐ Yes
30. Have any of your immediate family members (parents, brothers or sisters) died from coronary artery disease or cancer, prior to age 60?	☐ No ☐ Yes	☐ No ☐ Yes
31. Are you a member of the armed forces, including the reserves? If **'Yes'**, complete **Military Personnel Financial Services Disclosure Regarding Insurance Products NB5109NY.**	☐ No ☐ Yes	☐ No ☐ Yes

32. Details for **'Yes'** answers for questions 24 - 31.

Question No.	Life One	Question No.	Life Two

© 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.

NB5000NY (06/2012) Page 4 VERSION (06/2012)

INFORMATION REGARDING LAST MEDICAL CONSULTATION

LIFE ONE	LIFE TWO
33. a) Date of last visit to ANY doctor/physician Month Day Year	34. a) Date of last visit to ANY doctor/physician Month Day Year
b) Reason for and outcome of visit (Diagnosis / Treatment / Medication Prescribed)	b) Reason for and outcome of visit (Diagnosis / Treatment / Medication Prescribed)
c) Physician Name, Address and Telephone Number	c) Physician Name, Address and Telephone Number
d) Provide Primary Physician name and contact information, if different from 33 c).	d) Provide Primary Physician name and contact information, if different from 34 c).

ADDITIONAL INFORMATION/SPECIAL REQUESTS - Attach additional signed page if more space is required.

35.

COMPLETE THE FOLLOWING SECTIONS ONLY IF APPLICABLE TO YOUR APPLICATION

BUSINESS INSURANCE - Complete if face amount is under $1,000,000. For face amounts $1,000,000 and over complete the Financial Supplement for Business Insurance NB5124NY.

36. a) Business Insurance Purpose ☐ Key Person ☐ Buy Sell ☐ Business Loan ☐ Other

	Assets	Liabilities	Gross Sales	Net Income	Fair Market Value of the Business
Current Year	$	$	$	$	$
Previous Year	$	$	$	$	$

b) How was the amount applied for determined?

c) What percentage of the business is owned by the Proposed Life Insured(s)? %

d) Are other partners/owners/executives insured or applying for life insurance with any company?
☐ No ☐ Yes - give details:

JUVENILE INSURANCE - Complete if Proposed Life Insured is under age 18. List additional information in Additional Information Q35

37. a) Are all siblings equally insured? ☐ No ☐ Yes If **'No'**, give details:

b) Provide amount of life insurance currently inforce or pending for

	Company	Total Inforce Amount	Company	Total Pending Amount to be Accepted	If none, provide reason
Mother		$		$	
Father		$		$	
Guardian		$		$	

© 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
NB5000NY (06/2012) Page 5 VERSION (06/2012)

Life One Life Two NB5000NY (06/2012) VERSION (06/2012) © 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved. 38. Within the last 24 months, has the Proposed Life Insured(s) under this application: a) consulted a medical professional for, been diagnosed with or been treated for or had treatment recommended by a member of the medical profession, for any heart problem, stroke or cancer? b) received a recommendation from a medical professional for any consultation, testing, investigation (except for HIV or AIDS) or surgery that has not yet been completed? c) been declined for life insurance? 40. Does the Proposed Life Insured(s) reside outside the United States more than 6 months per year? Page 6 Money may NOT be collected and the Temporary Life Insurance Receipt and Agreement NB5004NY may NOT be issued if: 1. questions 38 to 40 are answered ‘Yes’ or left blank; or 2. the Proposed Life Insured(s) is under age 20 or over age 70; or 3. the amount applied for is more than $10,000,000 (single life) or $15,000,000 (survivorship). No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes TEMPORARY LIFE INSURANCE AGREEMENT APPLICATION Not Applicable Complete this section only if applying for Temporary Life Insurance and the criteria is met. 39. Other than planned routine check-ups, are there medical concerns or symptoms for which a medical professional has not yet been consulted? No Yes No Yes 1. Policy Application: The statements and answers in this application, which include any supplemental form relating to health, aviation practices or lifestyle of the Proposed Life Insured(s) will become part of the insurance policy issued as a result of this application. 2. Policy Effective Date: a) Any life insurance policy issued as a result of this application will be effective on the later of the date the first premium has been paid in full and the date the policy has been delivered to the Owner, provided that: (i) there has been no change in health or change in the lifestyle of the Proposed Life Insured(s), (ii) there has been no change in the financial circumstances of the Owner or the Proposed Life Insured(s), and (iii) nothing else has occurred that would require a change in any statement or answer in any part of the application, including any supplemental forms, in order to make the statement or answer true and complete as of the date this policy becomes effective. If there has been a change in health: (i) if there is no Temporary Life Insurance Agreement (TIA) coverage, the policy will not be put into effect, and (ii) if there is TIA coverage and the TIA has not ended, the policy will be put into effect but only to the limit of the TIA coverage amount. b) If premiums are paid prior to delivery of the policy and the terms and conditions of the TIA are satisfied, insurance prior to the effective date shall be provided under the TIA and according to its terms. 3. Employer Owned Policies: The Proposed Life Insured(s) confirms that they have received, prior to issue, written notice that indicates: a) the employer’s intent to insure the Proposed Life Insured(s), (b) the maximum amount of the insurance to be issued on the life of the Proposed Life Insured(s) and c) that the employer will be the beneficiary of the new policy. The Proposed Life Insured(s) also confirms that they have provided written consent to being insured and that such coverage may continue after employment terminates. 4. Variable Policies: I/We acknowledge receipt of the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I/We have reviewed the prospectuses and supplements and believe that the variable life policy is consistent with my/our insurance needs, investment objectives and investment risk tolerance. 5. Flexible Premium Policies: I/We understand that I/We may need to pay additional premiums in addition to the Planned Premium if the current policy charges or actual interest rate credited/investment performance are different from the assumptions used in the illustration (assuming the requirements of any applicable guaranteed death benefit feature have not been satisfied). 6. Temporary Insurance Coverage: If coverage under a TIA is applied for, I have received, read and understand the terms and conditions of the Temporary Life Insurance Receipt and Agreement NB5004NY. READ THE FOLLOWING CAREFULLY DECLARATIONS The Proposed Life Insured(s) and Owner (or Parent or Guardian) declare that the statements and answers in this application and any form that is made part of this application are complete and true to the best of my/our knowledge and believe they are correctly recorded. All such statements and answers are representations, not warranties. In addition, I understand and agree that:

AUTHORIZATION TO OBTAIN INFORMATION I/We, the Proposed Life Insured(s), authorize: 1. The Company to obtain consumer reports including but not limited to motor vehicle records and investigative consumer reports on me/us. 2. Any medical professional, medical care provider, hospital, clinic, laboratory, pharmacy or pharmacy benefit manager, insurance company, the MIB, Inc. or any other similar person or organization to give The Company and its reinsurers information about me/us or any minor child/children who are to be insured. The information collected by The Company may relate to the symptoms, examination, diagnosis, treatment or prognosis of any physical or mental condition. 3. Any financial professional, CPA, attorney, personal banker or any other similar person or organization to give The Company and its reinsurers financial/net worth information about me/us. I/We authorize The Company to disclose such information and any information developed during its evaluation of my/our application to: (a) its reinsurers; (b) the MIB, Inc.; (c) other insurance companies as designated by me/us; (d) me/us; (e) my/our insurance agent, when that agent is seeking insurance coverage through The Company on my/our behalf; (f) any medical professional designated by me/us; or (g) any person or entity entitled to receive such information by law or as I/we may further consent. I/We acknowledge receipt of the Notice of Disclosure of Information relating to the underwriting process, investigative consumer reports and the MIB, Inc. This authorization will be valid for two years from the date shown below. A photocopy of this authorization will be as valid as the original. Information collected under this authorization will be used by The Company to evaluate my/our application for insurance, to evaluate a claim for benefits, or for reinsurance or other insurance purposes. I am/We are entitled, or my/our authorized representative is entitled, to a copy of this authorization. NB5000NY (06/2012) VERSION (06/2012) © 2012 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved. Page 7 SIGNATURES - If Proposed Life Insured(s) is under age 14 years and 6 months, Parent or Guardian must sign and include relationship. Signature of Proposed Life Insured One if other than Owner (Parent or Guardian if under age 14 years and 6 months) I certify that all the information supplied by the Proposed Life Insured(s) and Owner has truly and accurately been recorded on the application. X AGENT SIGNATURE Signature of Proposed Life Insured Two if other than Owner X Signature of Owner (Provide title or corporate seal, if Signing Officer) X Owner - Signed at City State This Day of Year Signature of Agent/Registered Representative X Date READ THE FOLLOWING CAREFULLY AND SIGN BELOW.